As filed with the Securities and Exchange Commission on August 11, 2004.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                 August 11, 2004


                            Darden Restaurants, Inc.
             (Exact name of registrant as specified in its charter)


        Florida                        1-13666                   59-3305930
(State or other jurisdiction    (Commission file number)       (IRS employer
     of incorporation)                                       identification No.)



                 5900 Lake Ellenor Drive, Orlando, Florida 32809
                    (Address of principal executive offices)



               Registrant's telephone number, including area code:
                                 (407) 245-4000



                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.       Other Events and Regulation FD Disclosure.
              ------------------------------------------

              On August 11, 2004, the Company issued a news release entitled "Darden Announces Succession Plan - Casual Dining Leader Announces Phased Retirement of Its Long-Time Chairman and CEO," a copy of which is furnished herewith as Exhibit 99 to this current Report on Form 8-K.

























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




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  August 11, 2004                DARDEN RESTAURANTS, INC.



                                       By:       /s/ Paula J. Shives
                                          --------------------------------------
                                                 Paula J. Shives
                                                 Senior Vice President and
                                                 General Counsel
























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





                                INDEX TO EXHIBITS


Exhibit Number      Description of Exhibit
--------------      ----------------------


      99 Press Release dated August 11, 2004, entitled "Darden Announces Succession Plan - Casual Dining Leader Announces Phased Retirement of Its Long-Time Chairman and CEO."

                                                                      EXHIBIT 99
DARDEN RESTAURANTS
Red Lobster(R)Olive Garden(R)Bahama Breeze(R)Smokey Bones(R)
         www.darden.com
                                                         NEWS/INFORMATION
                                                         Corporate Relations
                                                         P.O. Box 593330
                                                         Orlando, FL  32859

                                        Contacts:
                                        (Analysts) Matthew Stroud (407) 245-6458
                                        Media)     Jim DeSimone   (407) 245-4567
FOR RELEASE
August 11, 2004
4:30 PM ET

                        Darden Announces Succession Plan
             Casual Dining Leader Announces Phased Retirement of Its
                           Long-Time Chairman and CEO

ORLANDO, Fla. (Aug. 11, 2004) Darden Restaurants Inc. (NYSE: DRI), owner and operator of Red Lobster, Olive Garden, Bahama Breeze, Smokey Bones Barbeque & Grill and Seasons 52 restaurants, announced today the implementation of its long-term succession plan.

Joe R. Lee, 63, who currently serves as Darden's Chairman and CEO, will step down as CEO in December 2004. To enable the company to benefit from his years of experience and to assure a smooth and effective transition to the new leadership, Lee will remain as Chairman of the Board until his planned retirement in December 2005.

Effective December 2004:

o Clarence Otis, Jr., 48, who has been with the company nine years and currently serves as President of its Smokey Bones business unit, will become Darden's Chief Executive Officer and upon Lee's retirement in 2005, is expected to become Chairman.

o Andrew H. (Drew) Madsen, 48, who has been with the company and its former parent company, General Mills, a total of 18 years and currently serves as President of Olive Garden, will become Darden's President and Chief Operating Officer.

Messrs. Otis and Madsen have also been nominated for election to the Company's Board of Directors at the Company's annual meeting of shareholders in September 2004.

The Company's Board of Directors voted unanimously to implement the succession plan.

"Joe has long championed a smooth succession as he approached his planned retirement at age 65," said Odie Donald, Lead Director for the Darden Board of Directors. "He has built strong leadership teams within Darden and he and the Board have worked continuously to ensure a thoughtful and seamless transition for the company."

Also effective December 2004:

o David Pickens, 49, who has been with the company 32 years and currently serves as Executive Vice President of Operations at Olive Garden, will succeed Mr. Madsen as President of Olive Garden;

o James J. (J.J.) Buettgen, 44, most recently President of Brinker International Inc.'s Big Bowl Asian Kitchen, and who previously served as Senior Vice President, Marketing, for Olive Garden, will succeed Mr. Otis as President of Smokey Bones; and

o Valerie Insignares, 36, who has been with the company seven years and is currently Senior Vice President of Olive Garden's Dallas Division, will succeed Mr. Pickens as Olive Garden's Executive Vice President of Operations.

"Our mission is to be the best in casual dining, now and for generations," said Mr. Lee, who has been Darden's only chairman and CEO since the company spun off from consumer foods leader General Mills, Inc. in 1995. "An effective succession plan is critical to Darden's mission, and this is a talented, dynamic and seasoned leadership team with a passion for the business."

"Clarence and Drew bring a breadth of business acumen and restaurant experience to their new positions," Lee said. "They are a great team with complementary strengths that are critical to our business and a demonstrated ability to work together with great mutual respect."

Otis has deep and successful financial and corporate management experience. He has served as Darden's Executive Vice President since April 2002 and President of Smokey Bones Barbeque & Grill since December of that year. Among other posts, he has served as the company's Chief Financial Officer. He joined Darden in 1995 from Chemical Securities, Inc. (now JP Morgan Securities, Inc.), an investment banking firm, where he had been Managing Director and Manager of Public Finance. He serves on the board of directors of St. Paul Travelers Companies and VF Corp.

Madsen has strong, successful marketing and operating company leadership experience. He has been Darden's Senior Vice President and President of Olive Garden since April 2002. He joined the company in December 1998 as Executive Vice President of Marketing for Olive Garden. Prior to joining Darden, he was President of International Master Publishers, Inc., a company that developed and marketed consumer information products. He also held leadership positions at James River Corporation (now part of Georgia-Pacific Corporation), including Vice President/General Manager for the Dixie consumer products unit. Madsen began his career at General Mills where he held a variety of marketing leadership positions.

Both executives are active in the community. Otis serves on the Boards of Directors of Enterprise Florida Inc. and Preserve Eatonville Inc. and is a member of the Executive Leadership Council. Madsen serves on the Board of the Florida Citrus Sports Association and is active as a volunteer coach of youth sports.

As Chief Executive Officer, Otis will focus on maintaining a strong values-based culture, developing corporate strategy and driving its execution, strengthening enterprise leadership, building and deploying organizational resources, ensuring industry leading consumer and workforce insight capabilities and capturing new business growth opportunities.

                                     -More-

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

Madsen will focus as President and Chief Operating Officer on ensuring operating company excellence in restaurant operations, brand management and leadership development, generating and consistently utilizing powerful consumer and workforce insights, creating a competitively superior and highly efficient restaurant support structure, and more aggressive new restaurant growth in existing businesses.

Lee has been Darden's Chief Executive Officer since December 1994 and Chairman of the Board since April 1995. He joined Red Lobster in 1967 as a member of its opening management team, and was named its President in 1975. From 1970 to 1995, he held various positions with General Mills, including Vice Chairman, Chief Financial Officer and Executive Vice President, Finance and International Restaurants.

Pickens has over 30 years of operations experience at Darden, including nine years on the Olive Garden Executive Team, with five of those years leading operations to "best-ever" performance. In addition to his Olive Garden service, he has a wide breadth of experience at Darden having also worked with Red Lobster and China Coast. He is well regarded as an executive who sets high standards, models Darden values and develops people.

Buettgen returns to Darden where he served as Senior Vice President of Marketing on the Olive Garden executive team and spent a total of nine years, including positions with General Mills. He also held marketing positions with Hollywood Video and Disneyland Resorts. Prior to his most recent responsibility at Big Bowl, he was Senior Vice President of Marketing and Brand Development for Brinker International, Inc.

Insignares has a significant track record of leading Purchasing, Distribution and Operations teams. She established Darden's Supplier Diversity initiative which has delivered world-class levels of performance. Her leadership of Olive Garden's Dallas Division during the last three years resulted in outstanding performance. She is recognized as a strong role model and talented leader in the restaurant industry.

Darden Restaurants, Inc., headquartered in Orlando, Florida, is the largest publicly held casual dining restaurant company in the world serving more than 300 million meals during fiscal 2004. The company operates over 1,300 restaurants in the United States and Canada with 140,000 employees and annual sales of $5 billion.

Forward-looking statements in this news release, if any, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements, including the impact of changing economic or business conditions, the impact of competition, the availability of favorable credit and trade terms, the impact of changes in the cost or availability of food and real estate, government regulation, construction costs, weather conditions and other factors discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.

                                       ###